MANCHESTER EQUIPMENT CO., INC.
                                 160 Oser Avenue
                            Hauppauge, New York 11788
                                 (516) 434-8700


                            NOTICE OF POSTPONEMENT OF
                         ANNUAL MEETING OF SHAREHOLDERS
                 Formerly Scheduled To Be Held on April 13, 1999
                           Postponed to April 15, 1999

To the Shareholders of
     MANCHESTER EQUIPMENT CO., INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Manchester Equipment Co., Inc. (the "Company"), formerly scheduled to be held on Tuesday, April 13, 1999, at 10:00 a.m., local time, has been postponed to Thursday, April 15, 1999, at 10:00 a.m. local time, to consider and act upon the following proposals:

     1. To elect six (6) Directors to serve until the 2000 Annual Meeting of Shareholders.

     2. To ratify the reappointment of KPMG LLP as independent auditors of the Company for the year ending July 31, 1999.

     3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

         The location of the Annual Meeting, Smithtown Sheraton, 110 Motor Parkway, Smithtown, New York, has not been changed. A proxy statement describing the matters to be considered at the Annual Meeting was mailed to shareholders with the initial Notice of Annual Meeting on or about March 3, 1999. Only holders of record of the Company's Common Stock at the close of business on February 22, 1999, the Record Date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting.

                                             By Order of the Board of Directors,

                                             Joel G. Stemple
                                             Secretary

Hauppauge, New York
March 22, 1999